EXHIBIT 10.34
STAND-ALONE RESTRICTED STOCK AWARD AGREEMENT
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Participant: Atish Banerjea
Grant Date: January 18, 2011
Number of Shares of
Restricted Stock Granted: 50,000
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     THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Dex One Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above.
     This Restricted Stock Award is granted to the Participant on a stand-alone basis, outside the Dex One Corporation Equity Incentive Plan, as amended (the “Plan”), as a material inducement for the Participant to accept the position of Senior Vice President and Chief Technology Officer of the Company. Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Restricted Stock Award had this Restricted Stock Award been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Restricted Stock Award, and accordingly, references to the Plan are made herein for such purpose and those terms are incorporated herein by reference. The Plan is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010.
     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
     1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Restricted Stock Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control. Without limiting the generality of the preceding sentences, the number of shares of Common Stock subject to this Restricted Stock Award shall be subject to adjustment as provided in Section 5.7 of the Plan. Notwithstanding the foregoing, no amendment to the Plan or this Agreement, or the exercise of any discretion by the Company, the Committee, the Board or otherwise with respect to interpreting or administering the Plan and/or this Agreement which would impair the rights of the Participant shall be effective with respect to this Restricted Stock Award unless specifically agreed to by the Participant in an advance writing. In addition, any provision of the Plan which provides that the decisions and interpretation of the Company, the Committee, the Board or otherwise are final, binding and conclusive (or any other language of similar effect) shall not be applicable to this Restricted Stock Award to the extent that the exercise of the powers thereunder would be inconsistent with the economic intent of this Agreement.
     2. Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for ordinary dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5 hereof, the Participant shall have the rights of a stockholder in respect of the shares underlying this Restricted Stock Award.
     3. Vesting.
          (a) The Restricted Stock subject to this grant shall become unrestricted and vested as follows, subject to the Participant’s continued service with the Company or its Subsidiaries on each applicable Vesting Date (as provided below):

Vesting Date	Number of Shares
January 18, 2012	16,667
January 18, 2013	16,667
January 18, 2014	16,666
Except as provided in Sections 3(b) and 3(c) hereof, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date specified above, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.
          (b) Accelerated Vesting; Committee Discretion. Notwithstanding the foregoing, in the event of the Participant’s termination of service with the Company and its Subsidiaries by the Company without “Cause,” by the Participant for “Good Reason” (each as defined in the Dex One Corporation Severance Plan — Senior Vice President (Effective as Amended October 14, 2010), as the same may hereafter be amended and/or superseded from time to time)(the “SVP Severance Plan”)), or as a result of the Participant’s death or Disability, then the portion of the Participant’s unvested Restricted Stock hereunder that would have become vested on the next Vesting Date (as set forth above) immediately following such termination had the Participant remained in the service of the Company and its Subsidiaries through such Vesting Date shall become immediately vested as of the date of such termination. In addition to the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Restricted Stock at any time and for any reason.
          (c) Change in Control. Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, in the event of the Participant’s termination of service with the Company and its Subsidiaries by the Company without Cause or by the Participant for Good Reason within three (3) months prior to or two (2) years following a “Change in Control” (as defined in the SVP Severance Plan), any unvested Restricted Stock remaining outstanding hereunder shall become fully and immediately vested on the date of such termination (or the date of the Change in Control, if such termination occurs within three (3) months prior to such Change in Control). In addition to the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of this Restricted Stock Award at any time and for any reason. The parties hereto agree that if other officers, directors or employees of the Company have outstanding Restricted Stock Awards or similar awards which vest upon a Change in Control (either by the terms of the applicable award agreement or through the act of the Committee, the Board or otherwise), than, notwithstanding the foregoing, this Restricted Stock Award shall vest as to 100% of the unvested portion of this Restricted Stock Award as of the Change in Control. The parties further acknowledge and agree that to the extent that this Restricted Stock Award remains unvested upon a termination of Executive’s employment in which the first sentence of this Section 3(c) could be applicable, this Restricted Stock Award shall not terminate until the last date on which this Restricted Stock Award could vest in accordance with this Section 3(c).
          (d) Forfeiture. Except as otherwise provided herein (including, without limitation, the accelerated vesting provisions set forth herein) and subject to the Committee’s discretion to accelerate vesting hereunder, all unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s termination of service with the Company and its Subsidiaries for any reason.
     4. Period of Restriction; Delivery of Unrestricted Shares. During the applicable period of restriction, the Restricted Stock shall bear a legend as determined to be necessary by the Committee to evidence the applicable restrictions hereunder. When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted shares and if the Participant’s stock certificates contain legends restricting the transfer of such shares, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).
     5. Dividends and Other Distributions; Voting. The Participant shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested pursuant to Section 3 hereof. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder.

     6. Non-Transferability. The shares of Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
     7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
     8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder or by any other method, as selected by the Participant, as provided in Section 5.5 of the Plan.
     9. Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 8 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.
     10. Securities Representations. The shares of Restricted Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
          (a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”),

and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.
          (b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Restricted Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the shares of Restricted Stock and the Company is under no obligation to register the shares of Restricted Stock (or to file a “re-offer prospectus”).
          (c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of vested Restricted Stock hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
     11. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant, except as specifically provided in the Plan (as limited by this Agreement).
     12. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
     13. Acceptance. The Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of 60 days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide).
     14. No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause.
     15. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
     16. Compliance with Laws. The issuance of the Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements. The Company represents that it is not restricted from granting the award contemplated under this Agreement for any reason. The Company shall register the shares subject to this award on an S-8 or S-3 (or other appropriate registration statement).
     17. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
     18. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) the Restricted Stock or any part of this Agreement without the prior express written consent of the Company.
     19. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
     21. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.
     22. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
     23. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan or this Agreement; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEX ONE CORPORATION
By:	/s/ Gretchen Zech
	Name:	Gretchen Zech
	Title:	Senior Vice President, Human Resources

PARTICIPANT
/s/ Atish Banerjea
Atish Banerjea